EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Thursday, January 26, 2012

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Financial Corporation
Announces Record Net Income for 2011

West Point, Va., January 26, 2012—C&F Financial Corporation (NASDAQ:  CFFI), the one-bank holding company for C&F Bank, today reported net income of $3.41 million for the fourth quarter of 2011, compared with $2.38 million for the fourth quarter of 2010.  Net income available to common shareholders for the fourth quarter of 2011 was $3.27 million, or $1.02 per common share assuming dilution, compared with $2.09 million, or 67 cents per common share assuming dilution, for the fourth quarter of 2010.  The corporation’s net income was a record $12.98 million for the year ended December 31, 2011, compared with $8.11 million for the year ended December 31, 2010.  Net income available to common shareholders for 2011 was $11.79 million, or $3.72 per common share assuming dilution, compared with $6.96 million, or $2.24 per common share assuming dilution, for 2010.

For the fourth quarter of 2011, the corporation’s return on average common equity and return on average assets, on an annualized basis, were 15.46 percent and 1.42 percent, respectively, compared to 11.33 percent and 0.92 percent, respectively, for the fourth quarter of 2010.  For the year ended December 31, 2011, the corporation’s return on average common equity was 14.86 percent and its return on average assets was 1.30 percent, compared to a 9.74 percent return on average common equity and a 0.78 percent return on average assets for the year ended December 31, 2010.

C&F FINANCIAL CORPORATION

Thursday, January 26, 2012

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

“We are pleased to report record earnings for the corporation for 2011,” said Larry Dillon, president and chief executive officer of C&F Financial Corporation.  “The corporation’s net income for 2011 surpassed our previous record established in 2003, and we delivered a strong performance as measured by net income available to common shareholders.  Also for 2011, net income for each of the corporation’s major business segments improved over their respective results for 2010.  The corporation’s financial performance for 2011 resulted from strong earnings at our consumer finance segment and increased profitability at our mortgage banking segment, offset in part by a net loss at our retail banking segment.”

“For the consumer finance segment, increases in net income of $625,000 for the fourth quarter of 2011 and $3.2 million for the year ended December 31, 2011, over the comparable periods of 2010, were due in part to growth in the segment’s average loans of 13.1 percent for the fourth quarter of 2011 and 15.9 percent for the year ended December 31, 2011, as compared to the same periods of 2010.  Also contributing to the comparative improvement in financial results for this segment are the favorable effects of sustained low funding costs on its variable-rate borrowings and strong asset quality.  This segment’s strong asset quality is a result of prudent underwriting criteria for new loans, effective collection processes and higher recovery rates on sales of repossessed vehicles, all of which contributed to a decline in this segment’s net charge-off ratio.”

“For the retail banking segment, its modest net income for the fourth quarter of 2011 and smaller net loss for the year ended December 31, 2011 were improvements over the comparable periods of 2010,” said Dillon.  “The retail banking segment’s 2011 results, although improved over 2010, were negatively affected by a decline in loans to non-affiliates because demand for new loans has remained weak and competition for the limited loan demand has intensified.  This resulted in the reinvestment of funds obtained from loan repayments and from deposit growth in lower-yielding earning assets.  The results for the quarter and year ended December 31, 2011 included lower loan loss provisions and foreclosed properties expenses, as compared to the same periods in 2010.  Despite the declines in loan loss provisions, we believe we have provided adequate loan loss reserves for the retail banking segment’s loans and we continue to be focused on proactively identifying and managing risks within this segment’s loan portfolio.”

C&F FINANCIAL CORPORATION

Thursday, January 26, 2012

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

 “For the mortgage banking segment, net income of $285,000 for the fourth quarter of 2011 declined compared to the fourth quarter of 2010.  However, net income of $1.3 million for the year ended December 31, 2011 was an improvement over 2010.  The comparative quarterly and annual results were both negatively affected by lower gains on sales of loans as a result of lower loan originations and sales volumes, as well as higher non-production salaries expense in order to manage the increasingly complex regulatory environment.  However, the lower gains on sales of loans and higher non-production salaries for the year ended December 31, 2011 were offset in part by decreased expenses associated with loan indemnifications, and both the quarter and year ended December 31, 2011 benefited from lower production-based salaries expense attributable to the decline in mortgage loan originations and sales.”

“We have strived to make decisions and take actions that we believe are in the best long-term interest of our shareholders, customers and employees.  One such decision was to follow a diversified business approach, which resulted in record-breaking net income for the corporation during 2011.  In addition, the corporation’s board of directors approved a four percent increase in the corporation’s quarterly dividend to its shareholders in November 2011.  While the overall economy is still fragile and competition for loan originations at the consumer finance segment is growing, we expect continued strong financial performance for the corporation in 2012, dependent upon improvement in asset quality at the retail banking segment, continued strong asset quality at the consumer finance segment, and no significant adverse effects from the eventual implementation of new and pending laws and regulations and the costs of complying with them,” concluded Dillon.

C&F FINANCIAL CORPORATION

Thursday, January 26, 2012

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

Retail Banking Segment.  C&F Bank reported net income of $63,000 for the fourth quarter of 2011, compared to a net loss of $848,000 for the fourth quarter of 2010.  For the year ended December 31, 2011, C&F Bank reported a net loss of $432,000, compared to a net loss of $1.49 million for the year ended December 31, 2010.

The improvements in quarterly and annual financial results for 2011 resulted from an increase in activity-based interchange income, lower loan loss provisions and lower expenses associated with write-downs and holding costs of foreclosed properties and FDIC insurance premiums.  Offsetting these positive factors were the negative effects of the following:  (1) decreases in average loans to non-affiliates to $404.44 million for the fourth quarter of 2011 from $416.11 million for the fourth quarter of 2010 and to $406.06 million for the year ended December 31, 2011 from $430.04 million for the year ended December 31, 2010 resulting from weak demand in the current economic environment, intensified competition for loans in our markets, loan charge-offs and transfers of loans to foreclosed properties and (2) higher occupancy expenses associated with depreciation and maintenance of technology investments related to expanding the banking products we offer to our customers and to improving our operational efficiency and security.

C&F FINANCIAL CORPORATION

Thursday, January 26, 2012

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

The Bank’s nonperforming assets were $16.07 million at December 31, 2011, compared to $18.06 million at December 31, 2010.  Nonperforming assets at December 31, 2011 included $10.01 million in nonaccrual loans, compared to $7.77 million at December 31, 2010, and $6.06 million in foreclosed properties, compared to $10.30 million at December 31, 2010.  Troubled debt restructurings were $17.09 million at December 31, 2011, of which $8.44 million were included in nonaccrual loans, as compared to $9.77 million of troubled debt restructurings at December 31, 2010, of which $402,000 were included in nonaccrual loans.  The increase in troubled debt restructurings reflects our efforts to work with our borrowers who are experiencing financial difficulties.  Nonaccrual loans primarily consist of loans secured by residential properties and commercial loans secured by non-residential properties.  Specific reserves of $2.20 million have been established for nonaccrual loans.  Management believes it has provided adequate loan loss reserves for the retail banking segment’s loans.  Foreclosed properties at December 31, 2011 consist of both residential and non-residential properties.  These properties are evaluated regularly and have been written down to their estimated fair values less selling costs.

Mortgage Banking Segment.  Fourth quarter net income for C&F Mortgage Corporation was $285,000 in 2011, compared to $906,000 in 2010.  Net income for the year ended December 31, 2011 was $1.33 million, compared to $782,000 for the year ended December 31, 2010.

C&F FINANCIAL CORPORATION

Thursday, January 26, 2012

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

The decline in net income for the fourth quarter of 2011, as compared to the fourth quarter of 2010, was primarily attributable to lower gains on sales of loans, which were $4.32 million for the fourth quarter of 2011, compared to $5.27 million for the fourth quarter of 2010.  Loan origination volume for the fourth quarter of 2011 decreased to $188.73 million, compared to $203.09 million for the fourth quarter of 2010.  This decline was offset in part by lower production-based compensation, which is also related to lower mortgage loan originations and sales in the fourth quarter of 2011.

The improvement in net income for year ended December 31, 2011, as compared to the same period in 2010, was primarily attributable to a decrease of $2.94 million in the provision for indemnification losses.  During the second quarter of 2010, the mortgage banking segment entered into an agreement with one of its largest investors that resolved all known and unknown indemnification obligations for loans sold to that investor prior to 2010.  As expected, with this agreement in place, there has been a reduction in indemnification expense in 2011.  Also contributing to the improvement in net income was lower production-based compensation for the year ended December 31, 2011, compared to the same period of 2010.

Loan origination volume for the year ended December 31, 2011 decreased to $616.44 million from $748.26 million for the year ended December 31, 2010.  The decline in origination volume is largely a result of continued overall weakness in the housing market due to the challenging economic conditions and housing market value declines, as well as the expiration of the homebuyer tax credits, which were available during the first half of 2010.

Thursday, January 26, 2012

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

Lower loan originations in 2011 resulted in a decline in gains on sales of loans, which were $16.09 million for the year ended December 31, 2011 compared to $18.56 million for year ended December 31, 2010.  In addition to the decline in gains on sales of loans, the mortgage banking segment’s earnings for 2011 were negatively affected by an increase of $452,000 in non-production salaries expense in order to manage the increasingly complex regulatory environment.

Consumer Finance Segment.  Fourth quarter net income for C&F Finance Company was $3.13 million in 2011, compared to $2.50 million in 2010.  Net income for the year ended December 31, 2011 was $12.61 million, compared to $9.40 million for the year ended December 31, 2010.

The increases in 2011 net income included the effects of the following:  (1) increases in average loans outstanding of 13.15 percent and 15.91 percent for the three months and year ended December 31, 2011, respectively, compared to the same periods of 2010, (2) the sustained low cost of the consumer finance segment’s variable-rate borrowings, and (3) an increase of $25,000 and a decrease of $625,000 in the provision for loan losses for the fourth quarter and year ended December 31, 2011, respectively, compared to the same periods of 2010.  The slight increase in the loan loss provision for the fourth quarter of 2011 over the comparable period of 2010 resulted from a seasonal fluctuation in charge-off activity and the overall increase in the size of the segment’s loan portfolio.  The reduction in the provision for loan losses for the year ended December 31, 2011 was attributable to lower net charge-offs at the consumer finance segment resulting from well-defined underwriting criteria, effective collection processes and higher recovery rates on the sale of repossessed vehicles.

C&F FINANCIAL CORPORATION

Thursday, January 26, 2012

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

These items were partially offset by an increase in personnel costs of $78,000 and $650,000 for the three months and year ended December 31, 2011, respectively, which was a result of an increase in the number of personnel to manage the growth in loans outstanding, as well as higher variable compensation resulting from increased profitability, loan growth and portfolio performance.  The allowance for loan losses as a percentage of loans increased to 7.94 percent at December 31, 2011, compared to 7.90 percent at December 31, 2010.  Management believes that the current allowance for loan losses is adequate to absorb probable losses in the loan portfolio.

Capital and Dividends.  The corporation’s capital and liquidity positions remain strong.  The corporation continues its participation in the Capital Purchase Program (“CPP”), although at a reduced level of $10.00 million after the corporation repaid $10.00 million of CPP funding on July 27, 2011.  Management and the Board of Directors continue to assess on-going participation in the CPP based upon the economic and regulatory environment and the corporation’s capital levels.

The corporation paid a quarterly cash dividend of 26 cents per common share for the fourth quarter of 2011, which was a four percent increase over the 25 cents per common share for each of the first three quarters of 2011.  The Board of Directors of the corporation continues to review the dividend payout ratio, which was 25.0 percent and 26.9 percent of net income available to common shareholders for the fourth quarter and year ended December 31, 2011, respectively, in light of changes in economic conditions, capital levels and expected future levels of earnings.

C&F FINANCIAL CORPORATION

Thursday, January 26, 2012

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

About C&F Financial Corporation.  C&F Financial Corporation’s common stock is listed for trading on The Nasdaq Stock Market under the symbol CFFI.  The common stock closed at a price of $28.30 per share on January 25, 2012.  At December 31, 2011, the book value of the corporation was $27.08 per common share.  The corporation’s market makers include Davenport & Company LLC, FTN Financial Securities Corporation, McKinnon & Company, Inc. and Scott & Stringfellow, Inc.

C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc.  C&F Mortgage Corporation provides mortgage, title and appraisal services through 22 offices located in Virginia, Maryland, North Carolina, Delaware, Pennsylvania and New Jersey.  C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Georgia, Ohio, Kentucky, Indiana, Alabama, Missouri and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Towson, Maryland.

Thursday, January 26, 2012

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

Additional information regarding the corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the corporation’s web site at http://www.cffc.com.

C&F FINANCIAL CORPORATION

Thursday, January 26, 2012

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

Forward-Looking Statements.   Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions identify forward-looking statements.  These forward-looking statements are based on the beliefs of the corporation’s management, as well as assumptions made by, and information currently available to, the corporation’s management.  These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate.  Actual results could differ materially from those anticipated by such statements.  Forward-looking statements in this release include, without limitation, statements regarding expected future financial performance, asset quality and future actions to manage asset quality, adequacy of reserves for loan losses and indemnification losses, expected future indemnification obligations, capital levels and the corporation’s continued participation in the CPP, and the future economic, regulatory and employment environment.  Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in:  (1) interest rates, (2) general business conditions, as well as conditions within the financial markets, (3) general economic conditions, including unemployment levels, (4) the legislative/regulatory climate, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations promulgated thereunder and the effect of restrictions imposed on the corporation as a participant in the Capital Purchase Program, (5) monetary and fiscal policies of the U.S. Government, including policies of the Treasury and the Federal Reserve Board, (6) the value of securities held in the corporation’s investment portfolios, (7) the quality or composition of the loan portfolios and the value of the collateral securing those loans, (8) the inventory level and pricing of used automobiles, (9) the level of net charge-offs on loans and the adequacy of our allowance for loan losses, (10) the level of indemnification losses related to mortgage loans sold, (11) demand for loan products, (12) deposit flows, (13) the strength of the corporation’s counterparties, (14) competition from both banks and non-banks, (15) demand for financial services in the corporation’s market area, (16) technology, (17) reliance on third parties for key services, (18) the commercial and residential real estate markets, (19) demand in the secondary residential mortgage loan markets, (20) the corporation’s expansion and technology initiatives, and (21) accounting principles, policies and guidelines.  Further, there can be no assurance that the actions taken by the U.S. Government will stabilize the U.S. financial system or alleviate the industry or economic factors that may adversely affect the corporation’s business and financial performance.  These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of this release.

C&F Financial Corporation
Selected Financial Information
(in thousands, except for share and per share data)

Balance Sheets	12/31/11	12/31/10
	(unaudited)

Interest-bearing deposits with other banks and federal funds sold	$5,720	$2,530
Investment securities - available for sale, at fair value	144,646	130,275
Loans held for sale, net	70,062	67,153
Loans, net:
Retail Banking segment	388,095	400,865
Mortgage Banking segment	2,131	2,568
Consumer Finance segment	226,758	203,311
Federal Home Loan Bank stock	3,767	3,887
Total assets	928,124	904,137
Deposits	646,416	625,134
Borrowings	161,152	164,140
Shareholders' equity	96,090	92,777

	For The Quarter Ended		For The Twelve Months Ended
Statements of Income	12/31/11	12/31/10	12/31/11	12/31/10
	(unaudited)		(unaudited)
Interest income	$18,871	$18,158	$73,790	$69,848
Interest expense	2,918	3,208	11,881	13,235
Provision for loan losses:
Retail Banking segment	1,450	2,450	6,000	6,500
Mortgage Banking segment	125	15	360	34
Consumer Finance segment	2,300	2,275	7,800	8,425
Other operating income:
Gains on sales of loans	4,316	5,272	16,094	18,564
Other	3,016	3,528	10,952	11,136
Other operating expenses:
Salaries and employee benefits	9,430	9,415	34,317	34,889
Other	5,054	6,276	21,767	25,406
Income tax expense	1,515	941	5,735	2,949
Net income	3,411	2,378	12,976	8,110
Net income available to common shareholders	3,265	2,090	11,793	6,961
Earnings per common share - assuming dilution	1.02	0.67	3.72	2.24
Earnings per common share - basic	1.04	0.68	3.76	2.26

	For The Quarter Ended		For The Twelve Months Ended
Segment Information	12/31/11	12/31/10	12/31/11	12/31/10
	(unaudited)		(unaudited)
Net income (loss) - Retail Banking	$63	$(848)	$(432)	$(1,494)
Net income - Mortgage Banking	285	906	1,331	782
Net income - Consumer Finance	3,129	2,504	12,610	9,402
Net loss - Other and Eliminations	(66)	(184)	(533)	(580)
Mortgage loan originations - Mortgage Banking	188,728	203,087	616,438	748,263
Mortgage loans sold - Mortgage Banking	155,043	213,349	613,529	709,866

	For The Quarter Ended		For The Twelve Months Ended
Average Balances	12/31/11	12/31/10	12/31/11	12/31/10
	(unaudited)		(unaudited)
Interest-bearing deposits in other banks and federal funds sold	$15,612	$4,367	$19,863	$11,628
Investment securities - available for sale, at amortized cost	135,363	127,209	134,514	122,170
Loans held for sale	48,866	67,994	36,470	46,295
Loans:
Retail Banking segment	404,438	416,109	406,056	430,036
Mortgage Banking segment	2,630	2,533	2,721	2,665
Consumer Finance segment	246,982	218,285	238,401	205,671
FHLB stock	3,784	3,887	3,836	3,887
Total earning assets	857,675	840,384	841,861	822,352

Time, checking and savings deposits	542,473	533,614	537,261	522,262
Borrowings	159,684	167,499	159,710	167,984
Total interest-bearing liabilities	702,157	701,113	696,971	690,246
Demand deposits	98,372	90,822	93,912	89,430
Shareholders' equity	94,458	93,797	94,964	91,438

Asset Quality	12/31/11	12/31/10
	(unaudited)
Retail and Mortgage Banking Segments
Nonaccrual loans* - Retail Banking	$10,011	$7,765
Nonaccrual loans - Mortgage Banking	621	-
Real estate owned** - Retail Banking	6,059	10,295
Real estate owned** - Mortgage Banking	-	379
Total nonperforming assets	$16,691	$18,439
Accruing loans past due for 90 days or more	$68	$1,030
Troubled debt restructurings*	$17,094	$9,769
Total loans - Retail and Mortgage Banking segments	$404,356	$414,831
Allowance for loan losses - Retail and Mortgage Banking segments	$14,130	$11,398
Nonperforming assets to loans and real estate owned	4.07%	4.33%
Allowance for loan losses to loans	3.49%	2.75%
Allowance for loan losses to nonaccrual loans	132.90%	146.79%
Net charge-offs to average loans	0.89%	0.97%

*	Nonaccrual loans include nonaccrual troubled debt restructurings of $8.441 million at 12/31/11 and $402 thousand at
12/31/10.
**	Real estate owned is recorded at its estimated fair market value less cost to sell.

Consumer Finance Segment
Nonaccrual loans	$381	$151
Accruing loans past due for 90 days or more	$-	$-
Total loans	$246,305	$220,753
Allowance for loan losses	$19,547	$17,442
Nonaccrual consumer finance loans to total consumer finance loans	0.15%	0.07%
Allowance for loan losses to total consumer finance loans	7.94%	7.90%
Net charge-offs to average total consumer finance loans	2.39%	2.89%

	As Of and For The Quarter Ended		As Of and For The Twelve Months Ended
Other Data and Ratios	12/31/11	12/31/10	12/31/11	12/31/10
	(unaudited)		(unaudited)
Annualized return on average assets	1.42%	0.92%	1.30%	0.78%
Annualized return on average common equity	15.46%	11.33%	14.86%	9.74%
Dividends declared per common share	$0.26	$0.25	$1.01	$1.00
Weighted average common shares outstanding - assuming dilution	3,188,317	3,115,549	3,172,277	3,103,469
Weighted average common shares outstanding - basic	3,145,581	3,092,947	3,135,645	3,085,025
Market value per common share at period end	$26.60	$22.31	$26.60	$22.31
Book value per common share at period end	$27.08	$23.35	$27.08	$23.35
Price to book value ratio at period end	0.98	0.96	0.98	0.96
Price to earnings ratio at period end (ttm)	7.15	9.96	7.15	9.96